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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 22, 2002

                               WEIGH-TRONIX, LLC
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

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
                  333-43390                    06-1510936
           (Commission File Number) (IRS Employer Identification No.)

              101 DYER STREET, SUITE 300, PROVIDENCE, R.I. 02903
              (Address of principal executive offices) (Zip code)

                                (401) 272-4402
             (Registrant's telephone number, including area code):

                                      N/A
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

   On March 22, 2002, the Registrant and the Registrant's bank group executed the Eighth Amendment and Limited Waiver (the "Eighth Amendment") to the Amended and Restated Credit Agreement among the Registrant, SWT Finance B.V., Weigh-Tronix Canada, ULC, certain lenders, Lehman Brothers Inc., FleetBoston Robertson Stephens Inc., Lehman Commercial Paper Inc. and Fleet National Bank (the "Senior Credit Agreement"). The Eighth Amendment grants the Registrant a waiver during the period from and including March 22, 2002 through and including May 17, 2002 (the "Revised Loan Restructuring Date") of any Events of Default arising through the end of such period as a result of the failure to comply with the financial covenants contained in Section 7.1 of the Senior Credit Agreement. The Eighth Amendment includes a commitment by the Registrant to deliver to the bank group: (i) an updated business plan on or before April 12, 2002, and (ii) a financial consultant report on or before May 1, 2002. This business plan and report are to be used to re-assess the Registrant's financial and other negative covenants and by May 17, 2002 the Registrant and its lenders must consummate a Restructuring Amendment. Failure to consummate a Restructuring Amendment by the Revised Loan Restructuring Date will constitute an Event of Default.

   This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

2.1 Eighth Amendment and Waiver, dated as of March 22, 2002, under Amended and Restated Credit Agreement, dated as of June 13, 2000, by and among the Registrant, SWT Finance B.V., Weigh-Tronix Canada, ULC, certain guarantors, certain lenders, Lehman Brothers Inc., FleetBoston Robertson Stephens Inc., Lehman Commercial Paper Inc. and Fleet National Bank.

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                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   Date: March 27, 2002                   WEIGH-TRONIX, LLC
                                          (Registrant)

                                          By:
                                                /s/  JOHN J. MCCANN III
                                             ----------------------------------
                                                     John J. McCann III
                                                  Chief Executive Officer

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